Exhibit 99.1
1 TOWER GROUP, INC. Fox-Pitt Kelton Cochran Caronia Waller Small & Mid-Cap Bank and Insurance Conference June 2008

Forward-Looking Statements Forward-Looking Statements Some of the statements that we make in this presentation may constitute forward-looking statements. Forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur. Some of the risks and other factors which could cause results to differ materially from those expressed in the forward-looking statements contained in this presentation include but are not limited to: general economic, business and market conditions; volatility of the property and casualty insurance market; ongoing terrorist attacks; fluctuations in the stock market and interest rates; competition amongst others. Some of these factors are listed under “Risk Factors” and elsewhere in Tower Group, Inc.’s Form 10-K for the fiscal year December 31, 2007. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation or to conform these statements to actual results or to changes in our expectations.
June 2008 2
Tower Group, Inc.

Summary Summary Issuer: Tower Group, Inc. NASDAQ Symbol: TWGP Shares Outstanding: 23.3 million Average Volume (3 month): 143,603 Insider Ownership: 13.3% Closing Price at 6/10/08: $24.29 Market Capitalization: $566.6 million
June 2008 3
Tower Group, Inc.

Overview Overview . Property & casualty insurance company and service provider (TICNY and TNIC rated A-by A.M. Best) . Expanding regional presence in the Northeast and Mid-Atlantic states . Selected expansion nationally . Broad product line platform: commercial multi-peril, workers compensation, commercial auto, general liability and homeowners policies . Focus on writing small premium-sized policies (under $3,000 average) insuring “MainStreet” risks: retail stores, restaurants, apartment buildings, modestly valued homes . Tower differentiation . Hybrid business model (20%+ ROE) . High growth platform (20%+ premium growth) — early phase of growth cycle . Favorable loss ratio (60% loss ratio) — focus on small, simple, and low hazard policies in profitable market segments . Competitive expense ratio (under 30%) — scale, efficient business processes and technology . Proven management track record — Since IPO (10/04), total return to shareholders has been 191% vs. 23% for SNL Insurance Index . Continued strong growth in 2008: . Estimated 21%* and 17% increase in EPS and BVPS, respectively *Excludes realized investment gains or losses
June 2008 4
Tower Group, Inc.

History History . 1990 — Michael H. Lee, CEO, founded Tower Insurance Company of New York (TICNY) with $2 million and 10 employees . 1996 — Tower Risk Management (TRM) formed to support additional premium volume and generate additional fee income . 2001 — Acquired $42 million renewal premiums from Empire Insurance Group . 2004 — Acquired $40 million of renewal premiums from OneBeacon Insurance Group — Raised $127 million through an initial public offering to increase premium retention . 2006 — Sponsored CastlePoint (rated A-by A.M. Best), which raised $265 million initially and $111 million through an IPO, to provide Tower with a reliable source of quota share reinsurance and primary risk sharing (pooling) . 2007 — Raised $95 million through a follow-on offering of common stock — Closed on acquisition of Preserver Group furthering Tower’s Northeast expansion with 300 retail agents producing profitable small commercial and personal lines business — Generated a record $608 million in gross premiums written and produced (44% increase) June 2008 5
Tower Group, Inc.

Profitable Growth Strategy Profitable Growth Strategy Distribution Distribute products through multiple channels Segments Identify profitable segments based on premium size and pricing & coverage tiers Markets Leverage existing line of business platform and expand into different industry classes of business and territories Broad Product Platform Expand line of business platform Lines of Business Commercial Package Policies Businessowners Policy Commercial Property Commercial Liability Workers Compensation Commercial Auto Personal: Homeowners Personal: Auto
Industry Territory Automotive Local: Urban, Suburban, Rural Construction State Manufacturing Office & Services Region Real Estate Retail National Wholesale
Premium Size Pricing & Coverage Tier Preferred Small Standard Medium Non-Standard Large E&S Distribution System Retail Wholesale Managing General Agency
June 2008 6
Tower Group, Inc.

Premium Growth Drivers
2002-2007: 35.9% CAGR; 1Q08 vs. 1Q07: 42.0%

Drivers	Growth Track Record and Initiatives
A Broad and Expanding Product Line Platform	➢ Successful product development track record - developed all existing lines of business in-house (Northeast: $87B in market size) ➢ Commenced expansion into different lines of business and classes in 2007
High Retention Ratio	➢ 80% for 1Q 2008 ➢ Continuing to experience premium increases for personal lines
Multiple Sources of Distribution and Territorial Expansion	➢ Retail – Began regional expansion in 2004; West Coast expansion in 2008 ➢ Wholesale – Began national expansion in 2007 ➢ MGAs – Began participation in CastlePoint programs in 2006
Acquisitions and Alliances	➢ Acquisition of renewals and small insurance companies to gain access to local markets ➢ Improve profitability and growth by utilizing Tower's scale, technology and hybrid business model ➢ Preserver – Successfully transformed less than 5% ROE business into 20% ROE business

Note: Growth percentages based on gross premiums written and produced

June 2008 7 Tower Group, Inc.

Underwriting Profitability 2003 to 2007: 56% average gross loss ratio; 1Q08: 49.7% gross loss ratio Underwriting Profitability 2003 to 2007: 56% average gross loss ratio; 1Q08: 49.7% gross loss ratio _Focus on Profitable Market Segments _Provides the ability to achieve adequate pricing and favorable coverage terms Drivers
. A Broad and Diversified Line of Business Platform . In-House Claims and Legal Defense Competencies Advantages Created
. Allocation of capital to lines of business in response to varying market conditions . In-house capability reduces claims costs _Focus on Small, Simple, Low to Moderate Hazard Risks _Favorable and predictable loss ratio _Simple to underwrite and expand to other states and other lines of business June 2008 8
Tower Group, Inc.

Underwriting Profitability Historical performance (Insurance Segment) Underwriting Profitability Historical performance (Insurance Segment) . Outperformed the property & casualty industry average significantly over the last 5 years . At the same time, Tower has demonstrated more consistency than the industry 65.3% 53.2% 60.9% 56.1% 57.1% 50.8% 67.7% 75.3% 73.5% 75.0% 45% 50% 55% 60% 65% 70% 75% 80% 85% 90% 2003 2004 2005 2006 2007* Tower Insurance Segment P&C Industry Loss Ratio (2003 — 2007) *2007 Estimated for P&C Industry data
Source: A.M. Best Company for P&C Industry data. Gross loss ratios are provided for the Tower Insurance Segment. Net loss ratios are provided for the P&C Industry.
June 2008 9
Tower Group, Inc.

Hybrid Business Model Hybrid Business Model . Higher ROE results from creating larger premium-base relative to capital and generating: . Underwriting and investment income from retaining premiums using own capital . Commission and fee income from transferring premiums to reinsurers and other insurance companies . Flexible use of own capital . Additional capital can be immediately deployed from premiums placed with reinsurers and other insurance companies Average 2001 to 2004 2005 2006 2007 2008E ROE Driver % Premiums Originated Insurance Companies: I. Insurance Company Premiums 23% 63% 52% 42% 38% Underwriting and Investment Income II. Premiums Transferred to Reinsurers 52% 26% 45% 44% 42% Reinsurance Commission III. Premiums Pooled or Originated by Mgmt Co. 25% 11% 3% 14% 20% Commission and Fee Income Leverage Ratio: Net Premiums Written: Surplus 0.8x 1.5x 1.2x 1.0x 1.0x Reinsurance Premiums: Surplus 2.2x 0.6x 0.9x 1.0x 1.1x Premiums Pooled or Originated: Surplus 1.0x 0.2x 0.1x 0.3x 0.5x Total 4.1x 2.3x 2.2x 2.3x 2.6x ROE 45.5% 15.1% 22.2% 22.6% 20.3%
June 2008 10
Tower Group, Inc.

Competitive Cost Advantage Competitive Cost Advantage . Attractive gross expense ratio due to economies of scale, efficient business processes and technology . Ability to process a large number of small policies (under $3,000) cost effectively . Commission and fee income generated from transferring premiums to reinsurers and other insurance companies . Offsets gross expense ratio and results in lower adjusted net expense ratio Gross and Adjusted Net Expense Ratio (2003 — 2007) 30.0% 31.1% 30.8% 28.7% 29.2% 12.0% 27.5% 26.7% 24.6% -2.3% -5% 0% 5% 10% 15% 20% 25% 30% 35% 2003 2004 2005 2006 2007 Gross Expense Ratio Adjusted Net Expense Ratio Pre-IPO Note: 2006 excludes the effects of the PXRE transactions. Adjusted net expense ratio reflects reinsurance ceding commission earned and net fee income from TRM.
June 2008 11
Tower Group, Inc.

Return on Equity

- Post IPO, October 2004: ROE increased to target 18%+ by 4th quarter 2005
- Post CastlePoint, April 2006: ROE target increased to 20%+
- Post follow on offering, January 2007: ROE decreased to 17.2% in 2Q; increased to target 20%+ for 4Q 2007 and for the full year 2007

	Post IPO			Post CastlePoint	Post Follow-On Offering				Estimate
	1Q 2005	4Q 2005	FY 2005	FY 2006	2Q 2007	3Q 2007	4Q 2007	FY 2007	FY 2008
Loss Ratio	60.2%	58.3%	58.8%	60.3%	54.9%	54.7%	55.2%	55.2%	56.4%
Gross Expense Ratio	31.3%	30.8%	30.8%	28.7%	30.2%	29.2%	28.0%	29.2%	29.3%
Reinsurance Commission and Fee Income	-6.5%	-2.7%	-3.3%	-2.0%	-0.7%	-4.9%	-11.0%	-4.6%	-9.5%
Net Expense Ratio After Commission & Fee Income	24.8%	28.1%	27.5%	26.7%	29.5%	24.3%	17.0%	24.6%	19.8%
Net Combined Ratio	85.0%	86.4%	86.3%	87.0%	84.4%	79.0%	72.2%	79.8%	76.2%
Operating Leverage (NPE/Average Equity)	0.93x	1.45x	1.20x	1.36x	1.03x	0.99x	1.03x	1.16x	0.87x
ROE Contribution from Underwriting	**13.9%**	**19.7%**	**16.4%**	**17.7%**	**16.1%**	**20.9%**	**28.8%**	**23.4%**	**20.7%**
Investment Leverage (Avg Investments/Avg Equity)	2.27x	2.70x	2.48x	2.92x	2.33x	2.35x	2.29x	2.55x	2.27x
ROE Contribution from Investments	**8.1%**	**12.7%**	**10.9%**	**14.0%**	**13.1%**	**13.1%**	**12.7%**	**14.9%**	**12.5%**
After-Tax ROE	**11.5%**	**18.4%**	**15.1%**	**22.2%**	**17.2%**	**19.6%**	**23.8%**	**22.6%**	**20.3%**

Note: Net combined ratio reflects reduction of expense ratio to account for insurance services pre-tax income. Excludes realized investment gains or losses.

June 2008 12 Tower Group, Inc.

Gross Premiums Written and Produced Gross Premiums Written and Produced . Policies in force increased 17% excluding Preserver as of 3/31/08 versus the prior year . Renewal premiums increased 6.4% in personal lines; retention was 80% for all lines for 1Q 2008 Three Months Ended Twelve Months Ended $ in Thousands 44.4% increase(2) 42.0% increase(1) $110,839 $157,378 $421,260 $608,385 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 1Q 2007 1Q 2008 2006 2007 (1) Excluding $18.5 million of Preserver premiums in 1Q 2008, increase was 25.3% (2) Excluding $63.7 million of Preserver premiums in 2007, increase was 29.3% June 2008 13
Tower Group, Inc.

Operating Income Three Months Ended Twelve Months Ended $ in Thousands 19.9% increase(1) 53.6% increase(2) $11,639 $13,960 $36,756 $56,464 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 1Q 2007 1Q 2008 2006 2007 Operating Income Three Months Ended Twelve Months Ended $ in Thousands 19.9% increase(1) 53.6% increase(2) $11,639 $13,960 $36,756 $56,464 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 1Q 2007 1Q 2008 2006 2007 Note: Operating income excludes realized investment gains or losses. Net realized investment gains or losses, net of tax, for the three months ended March 31, 2007 and 2008 are ($11,000) and ($0.9) million, respectively. Net realized investment gains or losses, net of tax, for the years ended December 31, 2006 and 2007 are $8,000 and ($11.4) million, respectively.
(1) Excluding the effect of CastlePoint gain in 1Q 2007, increase was 41.3% (2) Excluding the effect of CastlePoint items in 2006 and 2007, increase was 87.9% June 2008 14
Tower Group, Inc.

Diluted EPS Growth Diluted EPS Growth $3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.03 $1.82 $2.43 $0.49 $0.60
2005 2006 2007 1Q 2007 1Q 2008
Note: Diluted EPS excludes realized investment gains or losses. 2006 Diluted EPS was $1.62 upon adjustment to exclude the effects of significant events which are the gains, warrant and start-up costs related to CastlePoint and PXRE commutation/novation. Gains related to the issuance of common stock by CastlePoint were $0.25 and $0.08 for 2006 and 2007, respectively.
June 2008 15
Tower Group, Inc.

High Quality Reinsurance $ in Thousands $156,857 $215,303 $336,513 62.5% 81.1% 76.2% $25,000 $75,000 $125,000 $175,000 $225,000 $275,000 $325,000 $375,000 2005 2006 2007 Reinsurance Recoverable % Collateralized High Quality Reinsurance $ in Thousands $156,857 $215,303 $336,513 62.5% 81.1% 76.2% $25,000 $75,000 $125,000 $175,000 $225,000 $275,000 $325,000 $375,000 2005 2006 2007 Reinsurance Recoverable % Collateralized June 2008 16
Tower Group, Inc.

Predictable Loss Reserves

- Low to moderate hazard risks
- No significant adverse reserve development in 20 consecutive quarters
- No asbestos or environmental exposures

($ in thousands)	**As of 12/31/07**	**As of 12/31/06**	**As of 12/31/05**	**As of 12/31/04**	**As of 12/31/03**
Reserve Balance - Beginning of Year					
Gross Reserves	$ 302,541	$ 198,724	$ 128,722	$ 99,475	$ 65,688
Ceded Reserves	110,042	96,978	91,773	75,114	50,212
Net Reserves	$ 192,499	$ 101,746	$ 36,949	$ 24,361	$ 15,476
Preserver net reserves at date of acquisition	85,055				
Loss and LAE Incurred, Net					
Current Period	$ 159,512	$ 135,863	$ 97,006	$ 27,259	$ 14,996
Prior Period	(1,606)	(2,340)	(392)	(199)	75
PXRE Commutation	-	1,602	-	-	-
Total	$ 157,906	$ 135,125	$ 96,614	$ 27,060	$ 15,071
Loss and LAE Paid, Net					
Current Period	$ (55,308)	$ (30,605)	$ (20,891)	$ (6,991)	$ (2,084)
Prior Period	(68,496)	(13,767)	(10,926)	(7,481)	(4,102)
Total	$ (123,804)	$ (44,372)	$ (31,817)	$ (14,472)	$ (6,186)
Net Balance at End of Period	$ 311,656	$ 192,499	$ 101,746	$ 36,949	$ 24,361
Plus Ceded Reserves	189,527	110,042	96,978	91,773	75,114
Gross Reserves at End of Period	$ 501,183	$ 302,541	$ 198,724	$ 128,722	$ 99,475

June 2008 17 Tower Group, Inc.

June 2008 18 Tower Group, Inc. Investments ___As of March 31, 2008: ___Fixed income average quality of AA ___Effective duration of 3.70 years (Index 4.34) ___Tax equivalent book yield of 5.27% Municipals 23.7% Corporates 20.7% Equities 0.7% Preferreds 0.6% Asset-Backed 2.2% Mortgage- Backed 21.3% Cash & Equivalents(1) 26.3% U.S. Treasuries 3.7% Agency 0.7% Asset Allocation Asset Quality(2) Below Baa, 5.0% Baa, 11.2% Aaa, 41.2% Cash & Equivalents(1), 26.5% Not Rated, 0.1% A, 7.3% Aa, 8.6% (1) Cash & Equivalents include securities receivable in the amount of $68.3 million (2) Excludes Equities

Key Investment Considerations Key Investment Considerations _High ROE Business Model _20%+ Drivers
. High Growth Platform . Competitive Cost Advantage Target
. 20% +
. Under 26% (Adjusted Net expense ratio) _Favorable loss ratio _60 to 62% _Continuing strong growth for 2008 and beyond _Estimated 21% and 17% increase in EPS and BVPS, respectively for 2008 June 2008 19
Tower Group, Inc.

20 TOWER GROUP, INC.